[Clean version]


                            SCHEDULE 14A INFORMATION
              Revocation Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement (Consent Revocation Statement)
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                            OREGON STEEL MILLS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies: ______
     (2)  Aggregate number of securities to which transaction applies: ______
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______
     (4)  Proposed maximum aggregate value of transaction:   $______
     (5)  Total fee paid:   $______

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: _________________________________
     (2)  Form, Schedule or Registration Statement No.: ___________
     (3)  Filing Party: ___________________________________________
     (4)  Date Filed: _____________________________________________

                            OREGON STEEL MILLS, INC.
                         1000 S.W. BROADWAY, SUITE 2200
                                  P.O. BOX 5368
                             PORTLAND, OREGON 97205
                                 (503) 223-9228
                               -------------------

                                STATEMENT BY THE
                 BOARD OF DIRECTORS OF OREGON STEEL MILLS, INC.
                IN OPPOSITION TO THE SOLICITATION OF CONSENTS BY
                                THE AFL-CIO GROUP
                               -------------------

     This Consent Revocation Statement and the accompanying WHITE Consent Revocation Card are being furnished by the Board of Directors (the "Board") of Oregon Steel Mills, Inc., a Delaware corporation (the "Company"), to the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in opposition to the solicitation (the "AFL-CIO Group Solicitation") by the Committee to Restore Shareholder Value (the "AFL-CIO Group") of written consents from the stockholders of the Company to do the following ("AFL-CIO Proposals"):

     1. Urge the Board to take the necessary steps to declassify the Board for the purpose of director elections;

     2. Urge the Board to add a provision to the Company's Bylaws to require prior stockholder approval for adoption of (i) any shareholder rights plan or "poison pill" and (ii) any amendment to or repeal of any such provision; and

     3. Urge the Board to amend the Company's Bylaws to require (i) all proxies, ballots and voting tabulations that identify how a stockholder has voted to be kept confidential and (ii) stockholder approval of any amendment to or repeal of any such provision.

     YOUR BOARD UNANIMOUSLY OPPOSES EACH OF THE AFL-CIO PROPOSALS AND RECOMMENDS THAT YOU DO NOT TO SIGN THE GOLD CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY THE AFL-CIO GROUP.

     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED THE AFL-CIO GROUP'S GOLD CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY. IN ORDER TO BE SURE THAT YOU ARE REVOKING A PRIOR CONSENT, YOU MUST EITHER MARK THE "REVOKE CONSENT" BOX ON THE WHITE CONSENT REVOCATION CARD, OR SIGN THE WHITE CONSENT REVOCATION CARD WITHOUT MARKING ANY BOXES.

     IF YOUR SHARES ARE HELD IN "STREET NAME," ONLY YOUR BROKER OR BANKER CAN VOTE YOUR SHARES. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE A WHITE CONSENT REVOCATION CARD ON YOUR BEHALF TODAY.

     This Consent Revocation Statement and the enclosed WHITE Consent Revocation Card are first being mailed to stockholders on or about February 3, 1999.

     If you have questions about your revocation of consent or require assistance, please call Georgeson & Company, Inc., the firm assisting the Company in this solicitation, at the phone numbers shown below:

                            Georgeson & Company, Inc.
                                Wall Street Plaza
                             88 Pine Street 30th Fl.
                               New York, NY 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                    All Others Call Toll-Free: (800) 223-2064
                               FAX: (212) 440-9009

                BACKGROUND AND REASONS FOR THE COMPANY'S POSITION

     PLEASE REVIEW THE NEXT FEW PAGES BEFORE MAKING YOUR DECISION ON WHETHER TO SUPPORT THE AFL-CIO PROPOSALS.

     THE COMPANY BELIEVES THE AFL-CIO GROUP IS FORCING THE COMPANY TO SPEND YOUR COMPANY'S MONEY IN RESPONDING TO THE UNION'S CONTINUED CORPORATE CAMPAIGN TO HARASS THE COMPANY.

     The AFL-CIO Group consists of The Crabbe Huson Group, Inc., Amalgamated Bank of New York LongView MidCap 400 Index Fund and the American Federation of Labor and Congress of Industrial Organizations ("AFL-CIO"). The AFL-CIO Group, in what we believe is an effort to make it appear that they speak for other stockholders, is calling itself a "Committee" of stockholders.

     Although the AFL-CIO Proposals involve corporate governance issues, the proposals are part of a United Steelworkers of America ("Union") corporate campaign directed at the Company and is a harassment device. Your Board believes that the AFL-CIO Proposals are designed as tools for labor bargaining and to limit the Board's flexibility in protecting the interests of all stockholders. However, the labor interests, nevertheless may be aligned with stockholder interests. The Union is a non-participant in the AFL-CIO consent solicitation and is not a member of the Committee.

     BACKGROUND. CF&I Steel, L.P., a majority owned subsidiary of the Company, dba Rocky Mountain Steel Mills ("RMSM") purchased a steel mill and other assets in Pueblo, Colorado ("Pueblo Mill") in 1993, after the previous owner had declared bankruptcy. Huge pension and retiree health care obligations incurred during the 1980s were a major factor forcing the bankruptcy filing in November 1990. At the time, many people assumed the plant would be liquidated and sold for scrap, putting 1,500 people out of work. Instead, RMSM bought the assets of the Pueblo Mill in 1993, invested about $200 million in modernization, and over the past four years has returned the mill to profitability. The labor contract negotiated with the Union in 1993, which expired September 30, 1997, provided a 24 percent increase in wages and benefits, along with profit sharing and an excellent benefit package. The RMSM benefit package was comparable to the Company's other benefit packages, including those of senior executives of the Company.

     THE STRIKE. On October 3, 1997, the Union, an affiliate of the AFL-CIO, initiated a needless strike at RMSM. The Company believes the strike was needless as prior to the strike (i) the Company offered reasonable terms; and
(ii) the Company offered to continue under the old contract and to continue negotiations under the auspices of federal mediation. To help you better understand the real issues prompting these proposals, we provide a recent history of the labor dispute with the Union:

6/10/97- Negotiations on a new contract between RMSM and the Union; 22 9/27/97: bargaining sessions held.

9/28/97: Union introduces an unexpected pension demand (two days before contract expiration) in the approximate amount of $55 million, plus an additional $18 million a year in increased expenses; RMSM rejects it.

9/30/97: Contract with Union expires; RMSM offers to continue to work under existing contract and/or go to federal mediation; Union agrees to extend contract subject to 8 hour notice of termination, but rejects federal mediation.

10/3/97: Union goes on strike, rejecting RMSM's proposal to continue under old contract and to continue negotiations under auspices of federal mediation.

10/97-    RMSM hires 600 permanent employees and announces that it will return
12/97:    to full operation by early 1998; 100 Union members cross picket line.

12/30/97: Union makes unconditional offer to return to work; former strikers are recalled to fill 35 available vacant positions. All other former strikers remain on the recall list.

1998: Additional former strikers are recalled as positions become available, approximately 100 to date.

2/27/98: The National Labor Relations Board ("NLRB") issues a complaint alleging unfair labor practices by RMSM, including bad faith bargaining by RMSM.

3/31/98: Union settles charges of picket line violence by strikers (as found by the Regional Director of the NLRB).

8/17/98:  NLRB hearing commences and is expected to continue into February 1999.

     RMSM'S OFFER. Prior to the strike, RMSM's offer, included:

          o    Paying a $1,000 signing bonus.

          o Paying a wage increase of $1.30 per hour over the three-year contract (these increases were on top of wages that averaged $42,000 per year at the time of the strike).

          o Doubling RMSM's contribution to the 401(k) plan from one percent to two percent of gross annual earnings.

          o Continuing to pay the full health insurance premium for employees and their families.

          o Increasing RMSM's contribution to retiree health and welfare benefits.

          o Continuing the existing pension program, which is essentially the same for all employees including senior executives.

          o Paying contractual penalties to employees for overtime in excess of agreed-upon hours.

    UNION CONTRACT DEMANDS. The Union demands included that:

          o The Union be given the right to purchase some or all of the assets of RMSM before any other potential purchaser.

          o RMSM accept the pension obligations of the previous owner and increase retiree benefits, which would have resulted in an immediate under-funding liability of approximately $55 million, plus an additional $18 million a year in increased expenses.

          o    RMSM pay $1.60 per hour wage increase and $1,100 signing bonus.

          o Doubling RMSM's contribution to the 401(k) plan from one percent to two percent of gross annual earnings (a position consistent with OSM's pre-strike proposal).

          o The seniority sections of the collective bargaining agreement be revised to limit RMSM's right to assign employees to jobs.

          o    Substantial financial penalties be imposed for working overtime.

     THE UNION CORPORATE CAMPAIGN. The Union in collaboration with the AFL-CIO, has conducted a concerted corporate campaign against the Company. The Company believes that the campaign is to pressure RMSM for two purposes: (i) to unionize the employees of the Company at its non-union facilities in Portland, Oregon and Napa, California; and (ii) to force RMSM to give in to the Union's demands at the bargaining table. The principal focus of the corporate campaign has been to attempt to undermine the Company's relationships with its investors, customers, lenders, regulators, the community and the media. The corporate campaign has included the following:

     o TARGETING THE COMPANY'S LENDERS by engaging in handbilling, rallies, boycotts, demonstrations and sit-ins, issuing inaccurate press releases, encouraging withdrawal of deposits, and pressuring the lenders regarding the Company's liquidity. Examples include:

               o National boycott of Wells Fargo Bank, Norwest Corporation and the Company.

               o The Union claims that nearly $250 million has been withdrawn from Wells Fargo accounts. [News release dated October 22, 1998]. The withdrawals are "to protest the bank's financial backing of Oregon Steel's war on workers in Pueblo, CO." [Handbill - The Phony Express - September 28, 1998 published by Union and Local Unions #2102 & 3267].

               o Demonstrations and sit-ins at Wells Fargo Bank which resulted in the Union executing a settlement agreement with the NLRB to refrain from secondary activities, including sit ins, at the Wells Fargo Bank facilities.

               o    Demonstrations against the Bank of Nova Scotia in Canada.

     o TARGETING CUSTOMERS by engaging in demonstrations, including a rally at a customer's facilities, sending letters to customers, attempting to persuade customers to cease dealing with RMSM and/or its various operations and attempting to publicly embarrass customers. Examples include:

               o The Union storming the corporate headquarters of a major customer of RMSM prior to the union contract expiration with approximately 18 steel workers, demanding to meet with the president.

               o Conducting a letter writing campaign suggesting inferior and/or unsafe product.

               o Attempting to persuade a major customer of the Company's Napa Pipe operation to switch its business elsewhere.

     o TARGETING THE COMMUNITY by engaging in rallies and marches, sending letters to the media and the Company, and running steelworker-produced videos and a TV special.

     o TARGETING THE MEDIA by staging events (picket line activity, marches, press conferences), issuing inaccurate and incomplete press releases, engaging in advertising and direct mailings, and participating in talk shows. Examples include:

               o "Saying, `We don't give a damn what it costs,' the president of the Union pledged to continue turning up the heat on Oregon Steel until it agrees to restore jobs to the union's 1000 workers in Pueblo." [The Pueblo Chieftain - January 30, 1998]

               o "`The corporate campaign will not fail,' he said. `If it's not working we escalate it. We don't give a damn what it costs.'" [The Pueblo Chieftain - January 30, 1998]

     o TARGETING INVESTORS by publishing inaccurate letters and pamphlets to investors and financial advisors, circulating inaccurate information on the internet, press releases and handbills, and threatening to withdraw invested pension funds. Examples include:

               o The Union publishing and circulating a handbill on The Crabbe Huson Group, Inc. accusing it of "union busting" and highlighting that it is a major money manager for Taft-Hartley pension funds. [Handbill entitled "Tell Crabbe Huson Union-Busting Is Not Value Investing"]

               o Demonstrating and being disruptive at the Company's Annual Meeting of Stockholders.

               o Public accusations that the Company is misleading its stockholders.

     o TARGETING REPLACEMENT WORKERS of RMSM and their families by using intimidation, violence and threats.

               o The state court issued an injunction against continued authorization or ratification of violence, intimidation and threats.

     o TARGETING THE EMPLOYEES AT THE COMPANY'S PORTLAND AND NAPA PIPE OPERATIONS by distributing handbills and letters concerning management decisions, the Company's prospects, and their future employment.

     o TARGETING GOVERNMENT/REGULATORS by filing complaints regarding RMSM with the public health department, fire department, city council, OSHA and Colorado Department of Health (the Company has resolved all Union targeted complaints without a resulting fine or penalty), and applying political pressure through federal/state legislators and the Colorado governor.

     The Company believes that fourth quarter 1997 and first quarter 1998 financial results were negatively impacted by the Union's decision to strike the Pueblo facility on October 3, 1997. The actions of certain affiliates of members of the AFL-CIO Group bear a direct cause to the financial results of the twelve-month periods discussed in the AFL-CIO Group solicitation. Other negative factors contributing to the Company's financial performance subsequent to the first quarter of 1998 are adverse market conditions for commodity plate, seamless pipe, and rod, unscheduled equipment delays at the Combination Mill, an extensive power outage in May 1998 at RMSM and increased expenses incurred due to the Union labor dispute.

     However, the AFL-CIO Group solicitation fails to mention that earnings before interest, taxes, depreciation and amortization (EBITDA) were the highest in the history of the Company at $101.7 million for the twelve months ended December 31,1998 and $88.4 million for the nine months ended September 30, 1998 compared to $57.5 million and $71.0 million for the comparable 1997 periods. 1998 results occurred despite reduced operations due to the needless strike in the fourth quarter of 1997 and despite deteriorating steel markets during 1998. The Company believes these results indicate improving financial performance. EBITDA for the third quarter of 1998 was $37.2 million, the highest in the Company's history and 39% higher than the third quarter of 1997 results of $26.8 million.

     The Company believes that the AFL-CIO Proposals are one more attempt to drive a wedge between the Company and its stockholders. These proposals could have been presented to the Company and the stockholders as part of the Annual Meeting of Stockholders in 1999. However, the AFL-CIO Group has chosen to use a consent solicitation to present non-binding resolutions. Why have they decided on this tactic? The answer is quite simple - so the Union can continue its corporate campaign to harass the Company, its lenders, its investors, its suppliers and its customers.

     Based on this background and the information provided below, the Board believes you will agree that the AFL-CIO Proposals are not in your best interest. Your Board unanimously opposes the AFL-CIO Solicitation and urges you not to sign the GOLD Consent Card or any other forms which may be sent to you by the AFL-CIO Group.

                              YOUR BOARD'S POSITION

     YOUR BOARD UNANIMOUSLY OPPOSES EACH OF THE AFL-CIO PROPOSALS AND RECOMMENDS THAT YOU DO NOT SIGN THE GOLD CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY THE AFL-CIO GROUP.

AFL-CIO PROPOSAL 1:  DECLASSIFY THE BOARD
-----------------------------------------

     The Board strongly OPPOSES the following AFL-CIO Proposal as being harmful to the best interests of the Company:

          "RESOLVED, that the shareholders of Oregon Steel Mills, Inc. (the "Company") urge the Company's board of directors (the "Board") to take the necessary steps to declassify the Board for the purpose of director elections, whereby all directors would be elected annually and not by classes. The Board shall be declassified in a manner that does not affect the unexpired terms of directors previously elected."

     The Board opposes the proposal for the following reasons:

     As approved by the stockholders, the Board has been divided into three classes since 1988. Your Board continues to believe that a classified board is in your best interests. Classification helps to ensure continuity and stability in the leadership and policies of the Company by providing that at any time a majority of the directors will have prior experience as a director and in-depth knowledge of the Company. At least two annual stockholder meetings, instead of one, ordinarily will be required to effect a change in control of the Board. The Company believes that the continuity and stability resulting from a classified board are particularly important to the Company and its stockholders in light of the rapid changes in the current capital markets.

     The Company has observed that certain takeover tactics, such as hostile tender or exchange offers, have become relatively common occurrences for publicly-held companies without anti-takeover provisions. The Company has few meaningful anti-takeover provisions. The anti-takeover provisions currently in place at the Company are (i) the classified board provision; (ii) removal of the board only for cause; (iii) the Company's ability to issue preferred stock; and
(iv) the limitations of the Delaware business combination law. The Company does not have a rights plan in place. The Company does not have, other typical anti-takeover provisions, such as supermajority voting requirements, fair price provisions, limits on shareholder meetings or consent actions, anti-greenmail provisions, provisions requiring consideration of social, economic and other factors in evaluating a transaction, or long term "sweetheart" employment contracts with executive officers. The Company believes that the classification of the Board offers some protection to our stockholders against tactics which can be highly disruptive to the Company's business, and adversely affect the Company's relationships with its employees, customers, business partners and others on which the Company's successful performance depends, all to the detriment of the stockholders as a whole. A classified board encourages any potential acquiror to negotiate at arm's length with a seasoned Board who would work to ensure that our stockholders receive the full value of the Company. However, a classified board may prevent the occurrence of certain transactions, including acquisitions, that may be in the best interests of the stockholders and annual elections of directors could provide greater accountability to stockholders. The Company does not have cumulative voting.

     YOUR BOARD RECOMMENDS THAT YOU REVOKE ANY CONSENT TO THIS AFL-CIO PROPOSAL BY SIGNING, DATING AND RETURNING THE ACCOMPANYING WHITE FORM OF REVOCATION OF CONSENT TODAY.

AFL-CIO PROPOSAL 2:  REQUIRE PRIOR STOCKHOLDER APPROVAL OF POISON PILLS
-----------------------------------------------------------------------

     The Board OPPOSES the following AFL-CIO Proposal as being harmful to the best interests of the Company:

          "RESOLVED, that the shareholders of Oregon Steel Mills, Inc. (the "Company") urge the Company's Board of Directors to add a provision to the bylaws of the Company (the "Bylaws") requiring the prior approval by holders of a majority of the outstanding shares of the Company's common stock (the "Shares") of (a) any shareholder rights plan or "poison pill" (such provision of the Bylaws is referred to herein as the "Shareholder Approval Bylaw"), and (b) any amendment to or repeal of the Shareholder Approval Bylaw."

     The Board opposes this proposal for the following reasons:

Rights Plans Generally
----------------------

     The overall effect of a rights plan may be to render more difficult or to discourage a merger, tender offer or proxy contest, the assumption of control by a principal stockholder and the removal of incumbent management. A rights plan could make the accomplishment of a given transaction more difficult even if it is favorable to the inter-ests of stockholders and could make the removal of management more difficult even if such removal would be generally beneficial to stockholders. A rights plan may have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by incumbent management.

     A rights plan is intended to strengthen a board's ability, in the exercise of its fiduciary duties, to protect and maximize the value of stockholders' investment in the event of an attempt to acquire control of a company. A rights plan is not intended to, and does not, preclude unsolicited, non-abusive offers to acquire a company at a fair price. It is designed, instead, to encourage any potential acquiror to negotiate directly with a board, to negotiate on behalf of the stockholders and to protect stockholders against abusive tactics during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulation programs, which do not treat all stockholders fairly and equally. Rights plans do not prevent a takeover on terms that are fair and equitable to all stockholders, nor are they a deterrent to a proxy contest.

     Rights plans have been adopted by a majority of the corporations included in the Standard & Poor's 500. A November 1997 study by Georgeson & Company Inc., a proxy solicitation and investor relations firm, entitled "Mergers & Acquisitions Poison Pills and Shareholder Value/ 1992-1996" found that corporations with a shareholder rights plan receive a higher takeover premium than companies which do not have a rights plan. The study was not performed for the Company or any of its affiliates. However, commentators and corporate governance experts disagree on the propriety and utility of poison pills, and that alternative devices can provide some of the benefits allegedly conferred by a poison pill.

The Company's Position
----------------------

     The Board believes that the adoption of a rights plan by the Company should be determined by the Board without having to first seek stockholder approval. The Company does not currently have a rights plan in place. The Company does not anticipate and is not aware of any proposed or pending takeover attempt. The Board has carefully evaluated its policy towards adoption of a rights plan. Based on its analysis, the Board believes that the AFL-CIO Proposal is too restrictive and should be rejected.

     Although the Company has not adopted a rights plan, the Board believes there is empirical evidence that in certain situations such plans may assist in negotiating a fair price for stockholders. In order to adopt a rights plan, the Board must determine, in the exercise of its fiduciary duties, that the plan is in the best interests of the Company. A bylaw provision which requires stockholder action to adopt and implement a rights plan removes the Board's flexibility to respond to market conditions and removes certain incentives for a potential acquiror to negotiate with the Board so that stockholders are treated fairly. The Board with its fiduciary duties imposed by law is in the most effective position to negotiate with any potential acquiror and to take other action in the best interests of the Company and its stockholders.

     However, the Board is sensitive to investors concerns and trends in corporate governance. For the past year, the Company has been analyzing several corporate governance issues, including the need for a "poison pill." In its analysis, the Company is considering various alternatives. After discussions with investors and in light of the AFL-CIO Proposal, an alternative being considered is the adoption of a bylaw provision which would be applicable to any rights plan adopted by the Company and could contain some of the following features:

     o Stockholders would automatically be given the right to vote on the redemption or termination of the rights plan if within sixty days of the Board receiving an offer that met the criteria outlined below the Board itself had either not redeemed the rights or approved a financially superior offer.

     o The offer which would start the 60-day period referenced above would meet the following conditions:

               (i) the offer must be for all outstanding shares of the Company's common stock for the same price per share,

               (ii) the portion of the offer that is for cash must be fully funded,

               (iii) any portion of the offer that is for non-cash consideration must be in the form of New York Stock Exchange [or NASDAQ National Market] listed securities and the offer must provide tax-deferred treatment for stockholders, and

               (iv) the offer cannot be subject to financing, funding or due diligence conditions.

     o    The bylaw provision would only be amended by the stockholders.

     o Any adopted plan would contain a sunset provision requiring the holders of a majority of the shares voting to extend the term of the plan.

     The Board has not adopted the above described bylaw provision and the Company is not proposing the bylaw amendment as a proposal at this time as the Company is continuing to analyze various features and to obtain input from stockholders. The reason that the Company is considering features, such as conditions (i) through (iv) is to ensure that stockholders have the power to allow the completion of such an offer regardless of the Board's position on such an offer and yet allow the Board the flexibility to respond to other offers without requiring a stockholder vote. Although a bylaw amendment would not require a stockholder vote, the Company is also considering proposing the matter for a stockholder vote.

     The Board plans to review corporate government issues and alternatives, such as the one described, at its board meeting in April or July of 1999. At such time, the Board will take into consideration all stockholder input, including the results of the consent solicitation. At this time, the Board has not determined whether any alternative or bylaw amendment will be adopted and the Company is under no legal obligation to adopt any bylaw amendment. As the AFL-CIO Proposal is precatory in nature, even if a majority of consents are received for the AFL-CIO Proposal, the Company is under no legal obligation to adopt any bylaw amendment. At this time, the Board has not determined whether the Company is more or less likely to adopt any alternative or bylaw amendment if the number of consents received in favor of the AFL-CIO Proposal is low. A vote against the AFL-CIO Proposal may influence the Board's decision not to adopt an alternative.

     The Board believes that an alternative similar to the one discussed above will preserve the Board's flexibility to adopt a rights plan while at the same time allowing stockholders the ability to redeem any rights and eliminate a rights plan in the event an offer is made which treats all stockholders fairly. If adopted by the Board, an alternative similar to the one discussed above would strengthen the stockholders' ultimate control over any rights plan adopted by the Board.

     The Board urges you not to limit the Board's ability to respond to this issue by adopting the AFL-CIO Proposal.

     YOUR BOARD RECOMMENDS THAT YOU REVOKE ANY CONSENT TO THIS AFL-CIO PROPOSAL BY SIGNING, DATING AND RETURNING THE ACCOMPANYING WHITE FORM OF REVOCATION OF CONSENT TODAY.

AFL-CIO PROPOSAL 3:  ESTABLISH CONFIDENTIAL VOTING
--------------------------------------------------

The Board OPPOSES the following AFL-CIO Proposal as being harmful to the best interests of the Company:

          "RESOLVED, that the shareholders of Oregon Steel Mills, Inc. (the "Company") urge the Company's Board of Directors to amend the Company's bylaws to (a) add a provision requiring that all proxies, ballots and voting tabulations that identify how a shareholder has voted are to be kept confidential (such provision is referred to herein as the "Confidential Voting Bylaw"), and (b) require the prior approval by holders of a majority of the Company's outstanding common stock of any amendment to or repeal of the Confidential Voting Bylaw."

Confidential Voting Generally
-----------------------------

     The Board believes confidential voting is important and in the past has implemented the following procedures to protect stockholders' confidential voting rights:

     o The Company uses the services of an independent corporate service company to tabulate the voting results of its Annual Meeting of Stockholders.

     o The Company always has conducted its election process and all communications with our stockholders in a fair, constructive and non-coercive manner. The Company has never monitored your voting with any intent or purpose of "possible retaliation," as the AFL-CIO Group suggests.

     o The Company has taken a number of actions to ensure confidentiality throughout the proxy tabulation. For example, the Company recognizes that its employees who own shares through its employee stock ownership plan cannot register these shares in the nominee names. The Company observes confidential pass through voting.

     o Stockholders already have the option to keep their votes confidential by registering their stock in the name of a broker, bank or other nominee. This method offers privacy for those who wish it.

The Company's Position
----------------------

     The AFL-CIO Proposal would be too restrictive on the Company's ability to comply with certain legal requirements, to effectively engage in a contested proxy solicitation and to certify voting results in the case of a dispute. In addition, many of you have chosen to use your proxy cards to communicate with us. Your comments are valued by the Company. Implementing the AFL-CIO Proposal would encumber this convenient method of communication by which our stockholders have historically offered input.

     The Board is sensitive to investors concerns and trends in corporate governance. For the past year, the Company has been analyzing several corporate governance issues. In connection with its analysis, and after discussions with investors and in light of the AFL-CIO Proposal, the Company is evaluating a bylaw provision which would strengthen the confidential voting rights of the stockholders while at the same time avoiding the disadvantages of the AFL-CIO Proposal.

     The Company is currently reviewing a bylaw provision, which could only be amended by the stockholders, and which would provide as follows:

     o All proxies, ballots, consents, and voting tabulations that identify the vote of a particular stockholder would be held in confidence by the independent tabulators and inspectors of election and would not be disclosed to any other person, including the Company and its directors, officers, and employees, except in certain limited circumstances, including:

               (i) as necessary to meet legal requirements or to pursue or defend legal actions;

               (ii) to allow the inspectors of election to certify the results of the vote;

               (iii)     when expressly authorized by a stockholder;

               (iv)      in the event of a contested proxy solicitation; or

               (v) if a bona fide dispute exists regarding the authenticity of any proxy card or ballot or the accuracy of any tabulation of votes.

     o However, the bylaw provision would permit disclosure of any comments or other information written on any proxy card, consent or ballot without reference to the vote of the stockholder, except where such vote is included in, and necessary to an understanding of, such written material.

     The Board has not adopted the above described bylaw provision and the Company is not proposing the bylaw amendment as a proposal at this time as the Company is continuing to analyze various features and to obtain input from stockholders. Although a bylaw amendment would not require a stockholder vote, the Company is also considering proposing the matter for a stockholder vote.

     The Board plans to review corporate government issues and alternatives, such as the one described, at its board meeting in April or July of 1999. At such time, the Board will take into consideration all stockholder input, including the results of the consent solicitation. At this time, the Board has not determined whether any alternative or bylaw amendment will be adopted and the Company is under no legal obligation to adopt any bylaw amendment. As the AFL-CIO Proposal is precatory in nature, even if a majority of consents are received for the AFL-CIO Proposal, the Company is under no legal obligation to adopt any bylaw amendment. At this time, the Board has not determined whether the Company is more or less likely to adopt any alternative or bylaw amendment if the number of consents received in favor of the AFL-CIO Proposal is low. A vote against the AFL-CIO Proposal may influence the Board's decision not to adopt an alternative.

     The Board urges you not to limit the Board's ability to respond to this issue by adopting the AFL-CIO Proposal.

     YOUR BOARD RECOMMENDS THAT YOU REVOKE ANY CONSENT TO THIS AFL-CIO PROPOSAL BY SIGNING, DATING AND RETURNING THE ACCOMPANYING WHITE FORM OF REVOCATION OF CONSENT TODAY.

     YOUR BOARD UNANIMOUSLY BELIEVES THAT THE AFL-CIO PROPOSALS ARE NOT IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND URGES STOCKHOLDERS TO REJECT SUCH PROPOSALS. YOUR BOARD THEREFORE REQUESTS THAT YOU SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD, WHETHER OR NOT YOU HAVE PREVIOUSLY SIGNED AND RETURNED THE GOLD CONSENT CARD SOLICITED BY THE AFL-CIO GROUP.

                              THE CONSENT PROCEDURE

     Under the General Corporation Law of the State of Delaware ("DGCL"), unless otherwise provided in the certificate of incorporation, any action which may be taken at an annual or special meeting of stockholders of a corporation may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consents are duly delivered to the corporation.

     Thus, the unrevoked consent of the holders of not less than a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date (as defined below) must be obtained within the time limits specified to adopt each of the AFL-CIO Proposals. Each share of Common Stock is entitled to one vote per share. Since consents are required from the holders of record of a majority of the outstanding shares of Common Stock in order for each of the AFL-CIO Proposals to be adopted, an abstention from voting on the AFL-CIO Group's GOLD Consent Card or a broker non-vote will have the practical effect of a vote against such proposals.

     In order to be effective, consents with respect to the AFL-CIO Proposals must be delivered within 60 days of the earliest dated consent with respect to the AFL-CIO Proposals delivered to the Company in the manner required by Delaware law. On December 30, 1998, a consent with respect to 300 shares of Common Stock executed on behalf of Cede & Co and The Bank of New York and dated December 24, 1998 was delivered to the Company. Accordingly, the record date ("Record Date") for stockholders entitled to consent is December 30, 1998 and assuming no earlier dated consents are delivered to the Company, the consents will not be effective unless the requisite number of unrevoked consents are delivered to the Company on or before February 22, 1999. As of the Record Date, there were 25,776,804 shares of Common Stock issued and outstanding. The Company has determined that two consent cards, both of which were delivered on behalf of The Crabbe Huson Special Fund and each relating to 207,300 shares of the Company are invalid consents under Delaware law for the following reasons: (i) the signer of the consent card dated as December 14, 1998 and delivered to the Company on December 15, 1998 was not a record holder; and (ii) the other consent card, also dated as of December 14, 1998 and delivered on December 18, 1998, although purportedly signed on behalf of a record holder, appeared to be either backdated or signed without authority.

     A stockholder may revoke any previously signed consent by signing, dating and returning a WHITE Consent Revocation Card in the postage-paid envelope provided, and either marking the "Revoke Consent" box or not marking any boxes. A consent may also be revoked by delivery of a written consent revocation to the AFL-CIO Group. STOCKHOLDERS ARE URGED, HOWEVER, TO DELIVER ALL CONSENT REVOCATIONS TO GEORGESON & COMPANY, INC., THE FIRM ASSISTING THE COMPANY IN THIS SOLICITATION, AT Georgeson & Company Inc., Wall Street Plaza, 88 Pine Street 30th Fl., New York, NY 10005, Banks and Brokers Call Collect: (212) 440-9800, All Others Call Toll-Free: (800) 223-2064, FAX: (212) 440-9009. The Company requests that if a consent revocation is instead delivered to the AFL-CIO Group, a photocopy of the revocation also be delivered to the Company at the address set forth above, so that the Company will be aware of all revocations. Any consent revocation may itself be revoked at any time by signing, dating and returning to the AFL-CIO Group a subsequently dated GOLD consent card, or by delivery of a written revocation of such consent revocation to the Company or the AFL-CIO Group.

     If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar "street name" holder, you are not entitled to vote such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other "street name" holder to grant or revoke consent for the shares of Common Stock held in your name. Accordingly, you should contact the person responsible for your account and direct him or her to execute the enclosed WHITE consent card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company at the address set forth above so that the Company will be aware of your instructions and can attempt to ensure such instructions are followed.

     YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO THE AFL-CIO GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE WHITE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS REVOCATION STATEMENT. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE WHITE CONSENT REVOCATION CARD WITH RESPECT TO ANY AFL-CIO PROPOSAL, THE CARD WILL BE USED IN ACCORDANCE WITH THE BOARD RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSAL.

     IF YOU ARE AGAINST THE AFL-CIO PROPOSALS AND HAVE NOT SIGNED AN AFL-CIO GROUP CONSENT, YOU MAY SHOW YOUR OPPOSITION TO THE PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE CONSENT REVOCATION CARD. THIS WILL BETTER ENABLE THE COMPANY TO KEEP TRACK OF HOW MANY STOCKHOLDERS OPPOSE THE AFL-CIO PROPOSALS.

     The Company has retained Georgeson & Company, Inc. to assist in communicating with stockholders in connection with the AFL-CIO Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your WHITE consent revocation card or any other questions, Georgeson & Company, Inc. will be pleased to assist you. You may call Georgeson & Company, Inc. toll-free at (800) 223-2064; Banks and Brokers call (212) 440-9800.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             CERTAIN VOTING SECURITIES AND PRINCIPAL OWNERS THEREOF


     The following table sets forth as of January 31, 1999 the name of each person who, based on publicly available information, beneficially owns more than 5% of the shares outstanding at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby:

                                                                  Amount and Nature
                                                                         of               Percentage of
     Name and Address of Beneficial Owner                        Beneficial Ownership     Common Stock
     ------------------------------------                        --------------------     -------------

First Pacific Advisors, Inc. (1)
11400 West Olympic Boulevard, Suite 1200
Los Angeles, CA  90064                                                2,704,600                10.5%

Scudder Kemper Investments, Inc. (2)
345 Park Avenue
New York, NY  10154                                                   2,311,500                 9.0%

Oregon Steel Mills, Inc. (3)
Employee Stock Ownership Plan Trust
1000 SW Broadway, Suite 2200
Portland, OR  97205                                                   1,933,228                 7.5%

<F1>     Based on information obtained from an Amendment #1 to Schedule 13G dated March 10, 1998, filed by First Pacific Advisors, Inc. ("First Pacific") with the SEC. According to the Schedule 13G, as amended, First Pacific has the shared power to dispose of 2,704,600 shares and the shared power to vote 813,800 shares.

<F2>     Based on information obtained from an Amendment #4 to Schedule 13G dated February 12, 1998, filed by Scudder Kemper Investments, Inc. ("Scudder") with the SEC. According to the Schedule 13G, as amended, Scudder has the sole power to dispose of 2,311,500 shares and the sole and shared power to vote 1,669,100 and 151,400 shares, respectively.

<F3>     Based on information obtained from the Company's definitive Proxy
         Statement dated March 13, 1998.

          SHARES HELD BY THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the beneficial ownership of Shares by each director and the five most highly compensated executive officers of the Company, and all directors and officers as a group, as of January 31, 1999:


           Name of                                                   Amount and Nature           Percentage of
     Beneficial Ownership                                          of Beneficial Ownership       Common Stock
     --------------------                                          -----------------------       ------------

Thomas B. Boklund (1) (2)                                                  79,804    (3)                 *

L. Ray Adams (2)                                                            8,590    (4)                 *

Joe E. Corvin (1) (2)                                                      31,854    (3)                 *

C. Lee Emerson (1)                                                         62,335                        *

V. Neil Fulton (1)                                                          7,568                        *

Edward C. Gendron (1)                                                       2,000                        *

Richard J. Kasten (2)                                                      13,023    (4)                 *

Robert W. Keener (1)                                                        5,000                        *

Richard G. Landis (1)                                                       5,600                        *

James A. Maggetti (1)                                                       7,000                        *

Steven M. Rowan (2)                                                        19,836    (3)                 *

John A. Sproul (1)                                                          2,000                        *

George J. Stathakis (1)                                                     2,000                        *

William Swindells (1)                                                      17,000                        *

All directors and executive officers as a group
(17 persons)                                                              296,511    (5)               1.2%


*        Less than 1% of the outstanding Common Stock

<F1>     Member of the Board of Directors.

<F2>     Named executive officer.

<F3>     All Shares are held by the Oregon Steel Mills, Inc. Employee Stock
         Ownership Plan Trust (the "ESOP") for Messrs. Boklund, Corvin and Rowan. Participants in the ESOP have the power to vote these Shares under the terms of the ESOP, but they do not have investment power with respect to such Shares.

<F4>     Includes 1,090 Shares, and 12,623 Shares held by the ESOP for the accounts of Messrs. Adams and Kasten, respectively. Under the terms of the ESOP, Messrs. Adams and Kasten have the power to vote these Shares, but they do not have investment power with respect to such Shares.

<F5>     Includes 169,743 Shares held by the ESOP for the accounts as to which, under the terms of the ESOP, the respective beneficial owners have the power to direct the vote, but do not have investment power, with respect to such Shares.


                           SOLICITATION OF REVOCATIONS

     The cost of solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures in connection with such solicitations (including fees and expenses of the Company's attorneys, advisors and solicitors, advertising, printing, mailing, travel and other costs, but excluding salaries and wages of officers and employees) will be approximately $100,000. In addition to the Board's solicitation by mail, directors, officers and other Company employees may, without additional compensation, solicit revocations by mail, in person, by telecommunication or by other electronic means.

     The Company has retained Georgeson & Company, Inc., at an estimated fee of $25,000, plus reasonable out-of pocket expenses, to assist in the solicitation of revocations. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's consent revocation material to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock. The Company has agreed to indemnify it against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for inclusion in the 1999 proxy materials and consideration at the 1999 Annual Meeting of Stockholders must have been received by the Company no later than November 13, 1998 and no earlier than October 14, 1998.

     In order to be considered at the 1999 Annual Meeting of Stockholders, written notice of a non-Rule 14a-8 stockholder proposal or director nomination must contain the information required by the Company's bylaws and must be received by the Company no later than November 13, 1998 and no earlier than October 14, 1998.

     We appreciate your support and encouragement.

                                    IMPORTANT

     1. If your shares are registered in your own name, please sign, date and mail the enclosed WHITE Consent Revocation Card to Georgeson & Company, Inc. in the postage-paid envelope provided.

     2. If you have previously signed and returned a GOLD consent card to the AFL-CIO Group, you have every right to change your vote. Only your latest dated card will count. You may revoke any GOLD consent card already set to the AFL-CIO Group by signing, dating and mailing the enclosed WHITE Consent Revocation Card in the postage-paid envelope provided.

     3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE Consent Revocation Card with respect to your shares and only after receiving your specific instructions. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE Consent Revocation Card to be issued representing your shares.

     4. After signing the enclosed WHITE Consent Revocation Card, do not sign or return the GOLD consent card. Do not use the AFL-CIO Group's GOLD consent card or any other forms sent to you by the AFL-CIO Group to indicate your opposition to the AFL-CIO Proposals.

     If you have any questions about giving your revocation of consent or require assistance, please call:

                            Georgeson & Company Inc.
                                Wall Street Plaza
                             88 Pine Street 30th Fl.
                               New York, NY 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                    All Others Call Toll-Free: (800) 223-2064
                               FAX: (212) 440-9009

                            CONSENT REVOCATION CARD

                            OREGON STEEL MILLS, INC.

     THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OREGON STEEL MILLS, INC. IN OPPOSITION TO THE SOLICITATION BY THE AFL-CIO GROUP (OPERATING UNDER THE NAME "THE COMMITTEE TO RESTORE SHAREHOLDER VALUE").

     The undersigned, a holder of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Oregon Steel Mills, Inc. (the "Company"), acting with respect to all of the shares of Common Stock held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

     THE BOARD OF DIRECTORS OF OREGON STEEL MILLS, INC. UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT." PLEASE SIGN, DATE AND MAIL THIS CONSENT REVOCATION CARD TODAY.

     IMPORTANT: IN ORDER TO BE SURE THAT YOU ARE REVOKING A PRIOR CONSENT, YOU MUST EITHER MARK THE "REVOKE CONSENT" BOX OR SIGN THIS CONSENT REVOCATION CARD WITHOUT MARKING ANY BOXES.

                    (Continued and to be signed on reverse)

                     TRIANGLE FOLD AND DETACH HERE TRIANGLE

                            OREGON STEEL MILLS, INC.

AFL-CIO PROPOSAL 1: Urge the Board to take the necessary steps to declassify the Board for the purpose of director elections.

___ REVOKE CONSENT                  ___ DO NOT REVOKE CONSENT

AFL-CIO PROPOSAL 2: Urge the Board to add a provision to the Company's Bylaws to require prior stockholder approval for adoption of (i) any shareholder rights plan or "poison pill" and (ii) any amendment to or repeal of any such provision.

___ REVOKE CONSENT                  ___ DO NOT REVOKE CONSENT

AFL-CIO PROPOSAL 3: Urge the Board to amend the Company's Bylaws to require (i) all proxies, ballots and voting tabulations that identify how a stockholder has voted to be kept confidential and (ii) stockholder approval of any amendment to or repeal of any such provision.

___ REVOKE CONSENT                  ___ DO NOT REVOKE CONSENT

     IF NO DIRECTION IS MADE, THIS REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

     Please sign your name below exactly as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:   ____________, 1999


_________________________________
Name:
Title:


_________________________________
Name (if held jointly):
Title:

         PLEASE SIGN, DATE AND RETURN THIS CONSENT REVOCATION PROMPTLY.

                     TRIANGLE FOLD AND DETACH HERE TRIANGLE

                            OREGON STEEL MILLS, INC.

                               [Redline version]



                            SCHEDULE 14A INFORMATION
              Revocation Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:


/ /  Preliminary Proxy Statement (Consent Revocation Statement)
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                            OREGON STEEL MILLS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies: ______
     (2)  Aggregate number of securities to which transaction applies: ______
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______
     (4)  Proposed maximum aggregate value of transaction:   $______
     (5)  Total fee paid:   $______

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: _________________________________
     (2)  Form, Schedule or Registration Statement No.: ___________
     (3)  Filing Party: ___________________________________________
     (4)  Date Filed: _____________________________________________

                            OREGON STEEL MILLS, INC.
                         1000 S.W. BROADWAY, SUITE 2200
                                  P.O. BOX 5368
                             PORTLAND, OREGON 97205
                                 (503) 223-9228
                               -------------------


                                STATEMENT BY THE
                 BOARD OF DIRECTORS OF OREGON STEEL MILLS, INC.
                IN OPPOSITION TO THE SOLICITATION OF CONSENTS BY
                                THE AFL-CIO GROUP
                               -------------------


     This Consent Revocation Statement and the accompanying WHITE Consent Revocation Card are being furnished by the Board of Directors (the "Board") of Oregon Steel Mills, Inc., a Delaware corporation (the "Company"), to the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in opposition to the solicitation (the "AFL-CIO Group Solicitation") by the Committee to Restore Shareholder Value (the "AFL-CIO Group") of written consents from the stockholders of the Company to do the following ("AFL-CIO Proposals"):


     1. Urge the Board to take the necessary steps to declassify the Board for the purpose of director elections;

     2. Urge the Board to add a provision to the Company's Bylaws to require prior stockholder approval for adoption of (i) any shareholder rights plan or "poison pill" and (ii) any amendment to or repeal of any such provision; and

     3. Urge the Board to amend the Company's Bylaws to require (i) all proxies, ballots and voting tabulations that identify how a stockholder has voted to be kept confidential and (ii) stockholder approval of any amendment to or repeal of any such provision.

     YOUR BOARD UNANIMOUSLY OPPOSES EACH OF THE AFL-CIO PROPOSALS AND RECOMMENDS THAT YOU DO NOT TO SIGN THE GOLD CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY THE AFL-CIO GROUP.


     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED THE AFL-CIO GROUP'S GOLD CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY. IN ORDER TO BE SURE THAT YOU ARE REVOKING A PRIOR CONSENT, YOU MUST EITHER MARK THE "REVOKE CONSENT" BOX ON THE WHITE CONSENT REVOCATION CARD, OR SIGN THE WHITE CONSENT REVOCATION CARD WITHOUT MARKING ANY BOXES.

     IF YOUR SHARES ARE HELD IN "STREET NAME," ONLY YOUR BROKER OR BANKER CAN VOTE YOUR SHARES. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE A WHITE CONSENT REVOCATION CARD ON YOUR BEHALF TODAY.

     This Consent Revocation Statement and the enclosed WHITE Consent Revocation Card are first being mailed to stockholders on or about February 3, 1999.



     If you have questions about your revocation of consent or require assistance, please call Georgeson & Company, Inc., the firm assisting the Company in this solicitation, at the phone numbers shown below:

                            Georgeson & Company, Inc.
                                Wall Street Plaza
                             88 Pine Street 30th Fl.
                               New York, NY 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                    All Others Call Toll-Free: (800) 223-2064
                               FAX: (212) 440-9009

                BACKGROUND AND REASONS FOR THE COMPANY'S POSITION

     PLEASE REVIEW THE NEXT FEW PAGES BEFORE MAKING YOUR DECISION ON WHETHER TO SUPPORT THE AFL-CIO PROPOSALS.

     THE COMPANY BELIEVES THE AFL-CIO GROUP IS FORCING THE COMPANY TO SPEND YOUR COMPANY'S MONEY IN RESPONDING TO THE UNION'S CONTINUED CORPORATE CAMPAIGN TO HARASS THE COMPANY.

     The AFL-CIO Group consists of The Crabbe Huson Group, Inc., Amalgamated Bank of New York LongView MidCap 400 Index Fund and the American Federation of Labor and Congress of Industrial Organizations ("AFL-CIO"). The AFL-CIO Group, in what we believe is an effort to make it appear that they speak for other stockholders, is calling itself a "Committee" of stockholders.

     Although the AFL-CIO Proposals involve corporate governance issues, the proposals are part of a United Steelworkers of America ("Union") corporate campaign directed at the Company and is a harassment device. Your Board believes that the AFL-CIO Proposals are designed as tools for labor bargaining and to limit the Board's flexibility in protecting the interests of all stockholders. However, the labor interests, nevertheless may be aligned with stockholder interests. The Union is a non-participant in the AFL-CIO consent solicitation and is not a member of the Committee.

     BACKGROUND. CF&I Steel, L.P., a majority owned subsidiary of the Company, dba Rocky Mountain Steel Mills ("RMSM") purchased a steel mill and other assets in Pueblo, Colorado ("Pueblo Mill") in 1993, after the previous owner had declared bankruptcy. Huge pension and retiree health care obligations incurred during the 1980s were a major factor forcing the bankruptcy filing in November 1990. At the time, many people assumed the plant would be liquidated and sold for scrap, putting 1,500 people out of work. Instead, RMSM bought the assets of the Pueblo Mill in 1993, invested about $200 million in modernization, and over the past four years has returned the mill to profitability. The labor contract negotiated with the Union in 1993, which expired September 30, 1997, provided a 24 percent increase in wages and benefits, along with profit sharing and an excellent benefit package. The RMSM benefit package was comparable to the Company's other benefit packages, including those of senior executives of the Company.

     THE STRIKE. On October 3, 1997, the Union, an affiliate of the AFL-CIO, initiated a needless strike at RMSM. The Company believes the strike was needless as prior to the strike (i) the Company offered reasonable terms; and
(ii) the Company offered to continue under the old contract and to continue negotiations under the auspices of federal mediation. To help you better understand the real issues prompting these proposals, we provide a recent history of the labor dispute with the Union:

6/10/97- Negotiations on a new contract between RMSM and the Union; 22 9/27/97: bargaining sessions held.

9/28/97: Union introduces an unexpected pension demand (two days before contract expiration) in the approximate amount of $55 million, plus an additional $18 million a year in increased expenses; RMSM rejects it.

9/30/97: Contract with Union expires; RMSM offers to continue to work under existing contract and/or go to federal mediation; Union agrees to extend contract subject to 8 hour notice of termination, but rejects federal mediation.

10/3/97: Union goes on strike, rejecting RMSM's proposal to continue under old contract and to continue negotiations under auspices of federal mediation.

10/97-    RMSM hires 600 permanent employees and announces that it will return
12/97:    to full operation by early 1998; 100 Union members cross picket line.

12/30/97: Union makes unconditional offer to return to work; former strikers are recalled to fill 35 available vacant positions. All other former strikers remain on the recall list.

1998: Additional former strikers are recalled as positions become available, approximately 100 to date.

2/27/98: The National Labor Relations Board ("NLRB") issues a complaint alleging unfair labor practices by RMSM, including bad faith bargaining by RMSM.

3/31/98: Union settles charges of picket line violence by strikers (as found by the Regional Director of the NLRB).

8/17/98:  NLRB hearing commences and is expected to continue into February 1999.

     RMSM'S OFFER. Prior to the strike, RMSM's offer, included:

          o    Paying a $1,000 signing bonus.

          o Paying a wage increase of $1.30 per hour over the three-year contract (these increases were on top of wages that averaged $42,000 per year at the time of the strike).

          o Doubling RMSM's contribution to the 401(k) plan from one percent to two percent of gross annual earnings.

          o Continuing to pay the full health insurance premium for employees and their families.

          o Increasing RMSM's contribution to retiree health and welfare benefits.

          o Continuing the existing pension program, which is essentially the same for all employees including senior executives.

          o Paying contractual penalties to employees for overtime in excess of agreed-upon hours.

    UNION CONTRACT DEMANDS. The Union demands included that:

          o The Union be given the right to purchase some or all of the assets of RMSM before any other potential purchaser.

          o RMSM accept the pension obligations of the previous owner and increase retiree benefits, which would have resulted in an immediate under-funding liability of approximately $55 million, plus an additional $18 million a year in increased expenses.

          o    RMSM pay $1.60 per hour wage increase and $1,100 signing bonus.

          o Doubling RMSM's contribution to the 401(k) plan from one percent to two percent of gross annual earnings (a position consistent with OSM's pre-strike proposal).

          o The seniority sections of the collective bargaining agreement be revised to limit RMSM's right to assign employees to jobs.

          o    Substantial financial penalties be imposed for working overtime.

     THE UNION CORPORATE CAMPAIGN. The Union in collaboration with the AFL-CIO, has conducted a concerted corporate campaign against the Company. The Company believes that the campaign is to pressure RMSM for two purposes: (i) to unionize the employees of the Company at its non-union facilities in Portland, Oregon and Napa, California; and (ii) to force RMSM to give in to the Union's demands at the bargaining table. The principal focus of the corporate campaign has been to attempt to undermine the Company's relationships with its investors, customers, lenders, regulators, the community and the media. The corporate campaign has included the following:


     o TARGETING THE COMPANY'S LENDERS by engaging in handbilling, rallies, boycotts, demonstrations and sit-ins, issuing inaccurate press releases, encouraging withdrawal of deposits, and pressuring the lenders regarding the Company's liquidity. Examples include:


               o National boycott of Wells Fargo Bank, Norwest Corporation and the Company.

               o The Union claims that nearly $250 million has been withdrawn from Wells Fargo accounts. [News release dated October 22, 1998]. The withdrawals are "to protest the bank's financial backing of Oregon Steel's war on workers in Pueblo, CO." [Handbill - The Phony Express - September 28, 1998 published by Union and Local Unions #2102 & 3267].

               o Demonstrations and sit-ins at Wells Fargo Bank which resulted in the Union executing a settlement agreement with the NLRB to refrain from secondary activities, including sit ins, at the Wells Fargo Bank facilities.

               o    Demonstrations against the Bank of Nova Scotia in Canada.

     o TARGETING CUSTOMERS by engaging in demonstrations, including a rally at a customer's facilities, sending letters to customers, attempting to persuade customers to cease dealing with RMSM and/or its various operations and attempting to publicly embarrass customers. Examples include:

               o The Union storming the corporate headquarters of a major customer of RMSM prior to the union contract expiration with approximately 18 steel workers, demanding to meet with the president.


               o Conducting a letter writing campaign suggesting inferior and/or unsafe product.


               o Attempting to persuade a major customer of the Company's Napa Pipe operation to switch its business elsewhere.

     o TARGETING THE COMMUNITY by engaging in rallies and marches, sending letters to the media and the Company, and running steelworker-produced videos and a TV special.

     o TARGETING THE MEDIA by staging events (picket line activity, marches, press conferences), issuing inaccurate and incomplete press releases, engaging in advertising and direct mailings, and participating in talk shows. Examples include:

               o "Saying, `We don't give a damn what it costs,' the president of the Union pledged to continue turning up the heat on Oregon Steel until it agrees to restore jobs to the union's 1000 workers in Pueblo." [The Pueblo Chieftain - January 30, 1998]

               o "`The corporate campaign will not fail,' he said. `If it's not working we escalate it. We don't give a damn what it costs.'" [The Pueblo Chieftain - January 30, 1998]

     o TARGETING INVESTORS by publishing inaccurate letters and pamphlets to investors and financial advisors, circulating inaccurate information on the internet, press releases and handbills, and threatening to withdraw invested pension funds. Examples include:

               o The Union publishing and circulating a handbill on The Crabbe Huson Group, Inc. accusing it of "union busting" and highlighting that it is a major money manager for Taft-Hartley pension funds. [Handbill entitled "Tell Crabbe Huson Union-Busting Is Not Value Investing"]

               o Demonstrating and being disruptive at the Company's Annual Meeting of Stockholders.

               o Public accusations that the Company is misleading its stockholders.

     o TARGETING REPLACEMENT WORKERS of RMSM and their families by using intimidation, violence and threats.

               o The state court issued an injunction against continued authorization or ratification of violence, intimidation and threats.

     o TARGETING THE EMPLOYEES AT THE COMPANY'S PORTLAND AND NAPA PIPE OPERATIONS by distributing handbills and letters concerning management decisions, the Company's prospects, and their future employment.

     o TARGETING GOVERNMENT/REGULATORS by filing complaints regarding RMSM with the public health department, fire department, city council, OSHA and Colorado Department of Health (the Company has resolved all Union targeted complaints without a resulting fine or penalty), and applying political pressure through federal/state legislators and the Colorado governor.

     The Company believes that fourth quarter 1997 and first quarter 1998 financial results were negatively impacted by the Union's decision to strike the Pueblo facility on October 3, 1997. The actions of certain affiliates of members of the AFL-CIO Group bear a direct cause to the financial results of the twelve-month periods discussed in the AFL-CIO Group solicitation. Other negative factors contributing to the Company's financial performance subsequent to the first quarter of 1998 are adverse market conditions for commodity plate, seamless pipe, and rod, unscheduled equipment delays at the Combination Mill, an extensive power outage in May 1998 at RMSM and increased expenses incurred due to the Union labor dispute.

     However, the AFL-CIO Group solicitation fails to mention that earnings before interest, taxes, depreciation and amortization (EBITDA) were the highest in the history of the Company at $101.7 million for the twelve months ended December 31,1998 and $88.4 million for the nine months ended September 30, 1998 compared to $57.5 million and $71.0 million for the comparable 1997 periods. 1998 results occurred despite reduced operations due to the needless strike in the fourth quarter of 1997 and despite deteriorating steel markets during 1998. The Company believes these results indicate improving financial performance. EBITDA for the third quarter of 1998 was $37.2 million, the highest in the Company's history and 39% higher than the third quarter of 1997 results of $26.8 million.

     The Company believes that the AFL-CIO Proposals are one more attempt to drive a wedge between the Company and its stockholders. These proposals could have been presented to the Company and the stockholders as part of the Annual Meeting of Stockholders in 1999. However, the AFL-CIO Group has chosen to use a consent solicitation to present non-binding resolutions. Why have they decided on this tactic? The answer is quite simple - so the Union can continue its corporate campaign to harass the Company, its lenders, its investors, its suppliers and its customers.

     Based on this background and the information provided below, the Board believes you will agree that the AFL-CIO Proposals are not in your best interest. Your Board unanimously opposes the AFL-CIO Solicitation and urges you not to sign the GOLD Consent Card or any other forms which may be sent to you by the AFL-CIO Group.

                              YOUR BOARD'S POSITION

     YOUR BOARD UNANIMOUSLY OPPOSES EACH OF THE AFL-CIO PROPOSALS AND RECOMMENDS THAT YOU DO NOT SIGN THE GOLD CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY THE AFL-CIO GROUP.

AFL-CIO PROPOSAL 1:  DECLASSIFY THE BOARD
-----------------------------------------

     The Board strongly OPPOSES the following AFL-CIO Proposal as being harmful to the best interests of the Company:

          "RESOLVED, that the shareholders of Oregon Steel Mills, Inc. (the "Company") urge the Company's board of directors (the "Board") to take the necessary steps to declassify the Board for the purpose of director elections, whereby all directors would be elected annually and not by classes. The Board shall be declassified in a manner that does not affect the unexpired terms of directors previously elected."

     The Board opposes the proposal for the following reasons:

     As approved by the stockholders, the Board has been divided into three classes since 1988. Your Board continues to believe that a classified board is in your best interests. Classification helps to ensure continuity and stability in the leadership and policies of the Company by providing that at any time a majority of the directors will have prior experience as a director and in-depth knowledge of the Company. At least two annual stockholder meetings, instead of one, ordinarily will be required to effect a change in control of the Board. The Company believes that the continuity and stability resulting from a classified board are particularly important to the Company and its stockholders in light of the rapid changes in the current capital markets.

     The Company has observed that certain takeover tactics, such as hostile tender or exchange offers, have become relatively common occurrences for publicly-held companies without anti-takeover provisions. The Company has few meaningful anti-takeover provisions. The anti-takeover provisions currently in place at the Company are (i) the classified board provision; (ii) removal of the board only for cause; (iii) the Company's ability to issue preferred stock; and
(iv) the limitations of the Delaware business combination law. The Company does not have a rights plan in place. The Company does not have, other typical anti-takeover provisions, such as supermajority voting requirements, fair price provisions, limits on shareholder meetings or consent actions, anti-greenmail provisions, provisions requiring consideration of social, economic and other factors in evaluating a transaction, or long term "sweetheart" employment contracts with executive officers. The Company believes that the classification of the Board offers some protection to our stockholders against tactics which can be highly disruptive to the Company's business, and adversely affect the Company's relationships with its employees, customers, business partners and others on which the Company's successful performance depends, all to the detriment of the stockholders as a whole. A classified board encourages any potential acquiror to negotiate at arm's length with a seasoned Board who would work to ensure that our stockholders receive the full value of the Company. However, a classified board may prevent the occurrence of certain transactions, including acquisitions, that may be in the best interests of the stockholders and annual elections of directors could provide greater accountability to stockholders. The Company does not have cumulative voting.


     YOUR BOARD RECOMMENDS THAT YOU REVOKE ANY CONSENT TO THIS AFL-CIO PROPOSAL BY SIGNING, DATING AND RETURNING THE ACCOMPANYING WHITE FORM OF REVOCATION OF CONSENT TODAY.


AFL-CIO PROPOSAL 2:  REQUIRE PRIOR STOCKHOLDER APPROVAL OF POISON PILLS
-----------------------------------------------------------------------

     The Board OPPOSES the following AFL-CIO Proposal as being harmful to the best interests of the Company:

          "RESOLVED, that the shareholders of Oregon Steel Mills, Inc. (the "Company") urge the Company's Board of Directors to add a provision to the bylaws of the Company (the "Bylaws") requiring the prior approval by holders of a majority of the outstanding shares of the Company's common stock (the "Shares") of (a) any shareholder rights plan or "poison pill" (such provision of the Bylaws is referred to herein as the "Shareholder Approval Bylaw"), and (b) any amendment to or repeal of the Shareholder Approval Bylaw."

     The Board opposes this proposal for the following reasons:

Rights Plans Generally
----------------------

     The overall effect of a rights plan may be to render more difficult or to discourage a merger, tender offer or proxy contest, the assumption of control by a principal stockholder and the removal of incumbent management. A rights plan could make the accomplishment of a given transaction more difficult even if it is favorable to the inter-ests of stockholders and could make the removal of management more difficult even if such removal would be generally beneficial to stockholders. A rights plan may have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by incumbent management.

     A rights plan is intended to strengthen a board's ability, in the exercise of its fiduciary duties, to protect and maximize the value of stockholders' investment in the event of an attempt to acquire control of a company. A rights plan is not intended to, and does not, preclude unsolicited, non-abusive offers to acquire a company at a fair price. It is designed, instead, to encourage any potential acquiror to negotiate directly with a board, to negotiate on behalf of the stockholders and to protect stockholders against abusive tactics during the takeover process, such as partial and two-tiered tender offers and creeping stock accumulation programs, which do not treat all stockholders fairly and equally. Rights plans do not prevent a takeover on terms that are fair and equitable to all stockholders, nor are they a deterrent to a proxy contest.

     Rights plans have been adopted by a majority of the corporations included in the Standard & Poor's 500. A November 1997 study by Georgeson & Company Inc., a proxy solicitation and investor relations firm, entitled "Mergers & Acquisitions Poison Pills and Shareholder Value/ 1992-1996" found that corporations with a shareholder rights plan receive a higher takeover premium than companies which do not have a rights plan. The study was not performed for the Company or any of its affiliates. However, commentators and corporate governance experts disagree on the propriety and utility of poison pills, and that alternative devices can provide some of the benefits allegedly conferred by a poison pill.

The Company's Position
----------------------

     The Board believes that the adoption of a rights plan by the Company should be determined by the Board without having to first seek stockholder approval. The Company does not currently have a rights plan in place. The Company does not anticipate and is not aware of any proposed or pending takeover attempt. The Board has carefully evaluated its policy towards adoption of a rights plan. Based on its analysis, the Board believes that the AFL-CIO Proposal is too restrictive and should be rejected.

     Although the Company has not adopted a rights plan, the Board believes there is empirical evidence that in certain situations such plans may assist in negotiating a fair price for stockholders. In order to adopt a rights plan, the Board must determine, in the exercise of its fiduciary duties, that the plan is in the best interests of the Company. A bylaw provision which requires stockholder action to adopt and implement a rights plan removes the Board's flexibility to respond to market conditions and removes certain incentives for a potential acquiror to negotiate with the Board so that stockholders are treated fairly. The Board with its fiduciary duties imposed by law is in the most effective position to negotiate with any potential acquiror and to take other action in the best interests of the Company and its stockholders.


     However, the Board is sensitive to investors concerns and trends in corporate governance. For the past year, the Company has been analyzing several corporate governance issues, including the need for a "poison pill." In its analysis, the Company is considering various alternatives. After discussions with investors and in light of the AFL-CIO Proposal, an alternative being considered is the adoption of a bylaw provision which would be applicable to any rights plan adopted by the Company and could contain some of the following features:

     o Stockholders would automatically be given the right to vote on the redemption or termination of the rights plan if within sixty days of the Board receiving an offer that met the criteria outlined below the Board itself had either not redeemed the rights or approved a financially superior offer.


     o The offer which would start the 60-day period referenced above would meet the following conditions:

               (i) the offer must be for all outstanding shares of the Company's common stock for the same price per share,

               (ii) the portion of the offer that is for cash must be fully funded,

               (iii) any portion of the offer that is for non-cash consideration must be in the form of New York Stock Exchange [or NASDAQ National Market] listed securities and the offer must provide tax-deferred treatment for stockholders, and

               (iv) the offer cannot be subject to financing, funding or due diligence conditions.

     o    The bylaw provision would only be amended by the stockholders.

     o Any adopted plan would contain a sunset provision requiring the holders of a majority of the shares voting to extend the term of the plan.


     The Board has not adopted the above described bylaw provision and the Company is not proposing the bylaw amendment as a proposal at this time as the Company is continuing to analyze various features and to obtain input from stockholders. The reason that the Company is considering features, such as conditions (i) through (iv) is to ensure that stockholders have the power to allow the completion of such an offer regardless of the Board's position on such an offer and yet allow the Board the flexibility to respond to other offers without requiring a stockholder vote. Although a bylaw amendment would not require a stockholder vote, the Company is also considering proposing the matter for a stockholder vote.

     The Board plans to review corporate government issues and alternatives, such as the one described, at its board meeting in April or July of 1999. At such time, the Board will take into consideration all stockholder input, including the results of the consent solicitation. At this time, the Board has not determined whether any alternative or bylaw amendment will be adopted and the Company is under no legal obligation to adopt any bylaw amendment. As the AFL-CIO Proposal is precatory in nature, even if a majority of consents are received for the AFL-CIO Proposal, the Company is under no legal obligation to adopt any bylaw amendment. At this time, the Board has not determined whether the Company is more or less likely to adopt any alternative or bylaw amendment if the number of consents received in favor of the AFL-CIO Proposal is low. A vote against the AFL-CIO Proposal may influence the Board's decision not to adopt an alternative.


     The Board believes that an alternative similar to the one discussed above will preserve the Board's flexibility to adopt a rights plan while at the same time allowing stockholders the ability to redeem any rights and eliminate a rights plan in the event an offer is made which treats all stockholders fairly. If adopted by the Board, an alternative similar to the one discussed above would strengthen the stockholders' ultimate control over any rights plan adopted by the Board.

     The Board urges you not to limit the Board's ability to respond to this issue by adopting the AFL-CIO Proposal.


     YOUR BOARD RECOMMENDS THAT YOU REVOKE ANY CONSENT TO THIS AFL-CIO PROPOSAL BY SIGNING, DATING AND RETURNING THE ACCOMPANYING WHITE FORM OF REVOCATION OF CONSENT TODAY.


AFL-CIO PROPOSAL 3:  ESTABLISH CONFIDENTIAL VOTING
--------------------------------------------------

     The Board OPPOSES the following AFL-CIO Proposal as being harmful to the best interests of the Company:

          "RESOLVED, that the shareholders of Oregon Steel Mills, Inc. (the "Company") urge the Company's Board of Directors to amend the Company's bylaws to (a) add a provision requiring that all proxies, ballots and voting tabulations that identify how a shareholder has voted are to be kept confidential (such provision is referred to herein as the "Confidential Voting Bylaw"), and (b) require the prior approval by holders of a majority of the Company's outstanding common stock of any amendment to or repeal of the Confidential Voting Bylaw."

Confidential Voting Generally
-----------------------------

     The Board believes confidential voting is important and in the past has implemented the following procedures to protect stockholders' confidential voting rights:

     o The Company uses the services of an independent corporate service company to tabulate the voting results of its Annual Meeting of Stockholders.

     o The Company always has conducted its election process and all communications with our stockholders in a fair, constructive and non-coercive manner. The Company has never monitored your voting with any intent or purpose of "possible retaliation," as the AFL-CIO Group suggests.

     o The Company has taken a number of actions to ensure confidentiality throughout the proxy tabulation. For example, the Company recognizes that its employees who own shares through its employee stock ownership plan cannot register these shares in the nominee names. The Company observes confidential pass through voting.

     o Stockholders already have the option to keep their votes confidential by registering their stock in the name of a broker, bank or other nominee. This method offers privacy for those who wish it.

The Company's Position
----------------------

     The AFL-CIO Proposal would be too restrictive on the Company's ability to comply with certain legal requirements, to effectively engage in a contested proxy solicitation and to certify voting results in the case of a dispute. In addition, many of you have chosen to use your proxy cards to communicate with us. Your comments are valued by the Company. Implementing the AFL-CIO Proposal would encumber this convenient method of communication by which our stockholders have historically offered input.

     The Board is sensitive to investors concerns and trends in corporate governance. For the past year, the Company has been analyzing several corporate governance issues. In connection with its analysis, and after discussions with investors and in light of the AFL-CIO Proposal, the Company is evaluating a bylaw provision which would strengthen the confidential voting rights of the stockholders while at the same time avoiding the disadvantages of the AFL-CIO Proposal.


     The Company is currently reviewing a bylaw provision, which could only be amended by the stockholders, and which would provide as follows:

     o All proxies, ballots, consents, and voting tabulations that identify the vote of a particular stockholder would be held in confidence by the independent tabulators and inspectors of election and would not be disclosed to any other person, including the Company and its directors, officers, and employees, except in certain limited circumstances, including:

               (i) as necessary to meet legal requirements or to pursue or defend legal actions;

               (ii) to allow the inspectors of election to certify the results of the vote;

               (iii)     when expressly authorized by a stockholder;

               (iv)      in the event of a contested proxy solicitation; or

               (v) if a bona fide dispute exists regarding the authenticity of any proxy card or ballot or the accuracy of any tabulation of votes.

     o However, the bylaw provision would permit disclosure of any comments or other information written on any proxy card, consent or ballot without reference to the vote of the stockholder, except where such vote is included in, and necessary to an understanding of, such written material.


     The Board has not adopted the above described bylaw provision and the Company is not proposing the bylaw amendment as a proposal at this time as the Company is continuing to analyze various features and to obtain input from stockholders. Although a bylaw amendment would not require a stockholder vote, the Company is also considering proposing the matter for a stockholder vote.

     The Board plans to review corporate government issues and alternatives, such as the one described, at its board meeting in April or July of 1999. At such time, the Board will take into consideration all stockholder input, including the results of the consent solicitation. At this time, the Board has not determined whether any alternative or bylaw amendment will be adopted and the Company is under no legal obligation to adopt any bylaw amendment. As the AFL-CIO Proposal is precatory in nature, even if a majority of consents are received for the AFL-CIO Proposal, the Company is under no legal obligation to adopt any bylaw amendment. At this time, the Board has not determined whether the Company is more or less likely to adopt any alternative or bylaw amendment if the number of consents received in favor of the AFL-CIO Proposal is low. A vote against the AFL-CIO Proposal may influence the Board's decision not to adopt an alternative.


     The Board urges you not to limit the Board's ability to respond to this issue by adopting the AFL-CIO Proposal.


     YOUR BOARD RECOMMENDS THAT YOU REVOKE ANY CONSENT TO THIS AFL-CIO PROPOSAL BY SIGNING, DATING AND RETURNING THE ACCOMPANYING WHITE FORM OF REVOCATION OF CONSENT TODAY.

     YOUR BOARD UNANIMOUSLY BELIEVES THAT THE AFL-CIO PROPOSALS ARE NOT IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND URGES STOCKHOLDERS TO REJECT SUCH PROPOSALS. YOUR BOARD THEREFORE REQUESTS THAT YOU SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD, WHETHER OR NOT YOU HAVE PREVIOUSLY SIGNED AND RETURNED THE GOLD CONSENT CARD SOLICITED BY THE AFL-CIO GROUP.



                              THE CONSENT PROCEDURE

     Under the General Corporation Law of the State of Delaware ("DGCL"), unless otherwise provided in the certificate of incorporation, any action which may be taken at an annual or special meeting of stockholders of a corporation may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consents are duly delivered to the corporation.

     Thus, the unrevoked consent of the holders of not less than a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date (as defined below) must be obtained within the time limits specified to adopt each of the AFL-CIO Proposals. Each share of Common Stock is entitled to one vote per share. Since consents are required from the holders of record of a majority of the outstanding shares of Common Stock in order for each of the AFL-CIO Proposals to be adopted, an abstention from voting on the AFL-CIO Group's GOLD Consent Card or a broker non-vote will have the practical effect of a vote against such proposals.

     In order to be effective, consents with respect to the AFL-CIO Proposals must be delivered within 60 days of the earliest dated consent with respect to the AFL-CIO Proposals delivered to the Company in the manner required by Delaware law. On December 30, 1998, a consent with respect to 300 shares of Common Stock executed on behalf of Cede & Co and The Bank of New York and dated December 24, 1998 was delivered to the Company. Accordingly, the record date ("Record Date") for stockholders entitled to consent is December 30, 1998 and assuming no earlier dated consents are delivered to the Company, the consents will not be effective unless the requisite number of unrevoked consents are delivered to the Company on or before February 22, 1999. As of the Record Date, there were 25,776,804 shares of Common Stock issued and outstanding. The Company has determined that two consent cards, both of which were delivered on behalf of The Crabbe Huson Special Fund and each relating to 207,300 shares of the Company are invalid consents under Delaware law for the following reasons: (i) the signer of the consent card dated as December 14, 1998 and delivered to the Company on December 15, 1998 was not a record holder; and (ii) the other consent card, also dated as of December 14, 1998 and delivered on December 18, 1998, although purportedly signed on behalf of a record holder, appeared to be either backdated or signed without authority.


     A stockholder may revoke any previously signed consent by signing, dating and returning a WHITE Consent Revocation Card in the postage-paid envelope provided, and either marking the "Revoke Consent" box or not marking any boxes. A consent may also be revoked by delivery of a written consent revocation to the AFL-CIO Group. STOCKHOLDERS ARE URGED, HOWEVER, TO DELIVER ALL CONSENT REVOCATIONS TO GEORGESON & COMPANY, INC., THE FIRM ASSISTING THE COMPANY IN THIS SOLICITATION, AT Georgeson & Company Inc., Wall Street Plaza, 88 Pine Street 30th Fl., New York, NY 10005, Banks and Brokers Call Collect: (212) 440-9800, All Others Call Toll-Free: (800) 223-2064, FAX: (212) 440-9009. The Company requests that if a consent revocation is instead delivered to the AFL-CIO Group, a photocopy of the revocation also be delivered to the Company at the address set forth above, so that the Company will be aware of all revocations. Any consent revocation may itself be revoked at any time by signing, dating and returning to the AFL-CIO Group a subsequently dated GOLD consent card, or by delivery of a written revocation of such consent revocation to the Company or the AFL-CIO Group.

     If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar "street name" holder, you are not entitled to vote such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other "street name" holder to grant or revoke consent for the shares of Common Stock held in your name. Accordingly, you should contact the person responsible for your account and direct him or her to execute the enclosed WHITE consent card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company at the address set forth above so that the Company will be aware of your instructions and can attempt to ensure such instructions are followed.

     YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO THE AFL-CIO GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE WHITE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS REVOCATION STATEMENT. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE WHITE CONSENT REVOCATION CARD WITH RESPECT TO ANY AFL-CIO PROPOSAL, THE CARD WILL BE USED IN ACCORDANCE WITH THE BOARD RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSAL.

     IF YOU ARE AGAINST THE AFL-CIO PROPOSALS AND HAVE NOT SIGNED AN AFL-CIO GROUP CONSENT, YOU MAY SHOW YOUR OPPOSITION TO THE PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE CONSENT REVOCATION CARD. THIS WILL BETTER ENABLE THE COMPANY TO KEEP TRACK OF HOW MANY STOCKHOLDERS OPPOSE THE AFL-CIO PROPOSALS.

     The Company has retained Georgeson & Company, Inc. to assist in communicating with stockholders in connection with the AFL-CIO Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your WHITE consent revocation card or any other questions, Georgeson & Company, Inc. will be pleased to assist you. You may call Georgeson & Company, Inc. toll-free at (800) 223-2064; Banks and Brokers call (212) 440-9800.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

             CERTAIN VOTING SECURITIES AND PRINCIPAL OWNERS THEREOF



     The following table sets forth as of January 31, 1999 the name of each person who, based on publicly available information, beneficially owns more than 5% of the shares outstanding at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby:


                                                                  Amount and Nature
                                                                         of               Percentage of
     Name and Address of Beneficial Owner                        Beneficial Ownership     Common Stock
     ------------------------------------                        --------------------     -------------

First Pacific Advisors, Inc. (1)
11400 West Olympic Boulevard, Suite 1200
Los Angeles, CA  90064                                                2,704,600                10.5%

Scudder Kemper Investments, Inc. (2)
345 Park Avenue
New York, NY  10154                                                   2,311,500                 9.0%

Oregon Steel Mills, Inc. (3)
Employee Stock Ownership Plan Trust
1000 SW Broadway, Suite 2200
Portland, OR  97205                                                   1,933,228                 7.5%

<F1>     Based on information obtained from an Amendment #1 to Schedule 13G dated March 10, 1998, filed by First Pacific Advisors, Inc. ("First Pacific") with the SEC. According to the Schedule 13G, as amended, First Pacific has the shared power to dispose of 2,704,600 shares and the shared power to vote 813,800 shares.

<F2>     Based on information obtained from an Amendment #4 to Schedule 13G dated February 12, 1998, filed by Scudder Kemper Investments, Inc. ("Scudder") with the SEC. According to the Schedule 13G, as amended, Scudder has the sole power to dispose of 2,311,500 shares and the sole and shared power to vote 1,669,100 and 151,400 shares, respectively.

<F3>     Based on information obtained from the Company's definitive Proxy
         Statement dated March 13, 1998.

          SHARES HELD BY THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth information regarding the beneficial ownership of Shares by each director and the five most highly compensated executive officers of the Company, and all directors and officers as a group, as of January 31, 1999:



           Name of                                                   Amount and Nature           Percentage of
     Beneficial Ownership                                          of Beneficial Ownership       Common Stock
     --------------------                                          -----------------------       ------------


Thomas B. Boklund (1) (2)                                                  79,804    (3)                 *

L. Ray Adams (2)                                                            8,590    (4)                 *

Joe E. Corvin (1) (2)                                                      31,854    (3)                 *

C. Lee Emerson (1)                                                         62,335                        *

V. Neil Fulton (1)                                                          7,568                        *

Edward C. Gendron (1)                                                       2,000                        *

Richard J. Kasten (2)                                                      13,023    (4)                 *

Robert W. Keener (1)                                                        5,000                        *

Richard G. Landis (1)                                                       5,600                        *

James A. Maggetti (1)                                                       7,000                        *

Steven M. Rowan (2)                                                        19,836    (3)                 *

John A. Sproul (1)                                                          2,000                        *

George J. Stathakis (1)                                                     2,000                        *

William Swindells (1)                                                      17,000                        *

All directors and executive officers as a group
(17 persons)                                                              296,511    (5)               1.2%


*        Less than 1% of the outstanding Common Stock

<F1>     Member of the Board of Directors.

<F2>     Named executive officer.

<F3>     All Shares are held by the Oregon Steel Mills, Inc. Employee Stock
         Ownership Plan Trust (the "ESOP") for Messrs. Boklund, Corvin and Rowan. Participants in the ESOP have the power to vote these Shares under the terms of the ESOP, but they do not have investment power with respect to such Shares.

<F4>     Includes 1,090 Shares and 12,623 Shares held by the ESOP for the accounts of Messrs. Adams and Kasten, respectively. Under the terms of the ESOP, Messrs. Adams and Kasten have the power to vote these Shares, but they do not have investment power with respect to such Shares.

<F5>     Includes 169,743 Shares held by the ESOP for the accounts as to which, under the terms of the ESOP, the respective beneficial owners have the power to direct the vote, but do not have investment power, with respect to such Shares.



                           SOLICITATION OF REVOCATIONS


     The cost of solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures in connection with such solicitations (including fees and expenses of the Company's attorneys, advisors and solicitors, advertising, printing, mailing, travel and other costs, but excluding salaries and wages of officers and employees) will be approximately $100,000. In addition to the Board's solicitation by mail, directors, officers and other Company employees may, without additional compensation, solicit revocations by mail, in person, by telecommunication or by other electronic means.


     The Company has retained Georgeson & Company, Inc., at an estimated fee of $25,000, plus reasonable out-of pocket expenses, to assist in the solicitation of revocations. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's consent revocation material to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock. The Company has agreed to indemnify it against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for inclusion in the 1999 proxy materials and consideration at the 1999 Annual Meeting of Stockholders must have been received by the Company no later than November 13, 1998 and no earlier than October 14, 1998.

     In order to be considered at the 1999 Annual Meeting of Stockholders, written notice of a non-Rule 14a-8 stockholder proposal or director nomination must contain the information required by the Company's bylaws and must be received by the Company no later than November 13, 1998 and no earlier than October 14, 1998.

     We appreciate your support and encouragement.

                                    IMPORTANT


     1. If your shares are registered in your own name, please sign, date and mail the enclosed WHITE Consent Revocation Card to Georgeson & Company, Inc. in the postage-paid envelope provided.

     2. If you have previously signed and returned a GOLD consent card to the AFL-CIO Group, you have every right to change your vote. Only your latest dated card will count. You may revoke any GOLD consent card already set to the AFL-CIO Group by signing, dating and mailing the enclosed WHITE Consent Revocation Card in the postage-paid envelope provided.

     3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE Consent Revocation Card with respect to your shares and only after receiving your specific instructions. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE Consent Revocation Card to be issued representing your shares.

     4. After signing the enclosed WHITE Consent Revocation Card, do not sign or return the GOLD consent card. Do not use the AFL-CIO Group's GOLD consent card or any other forms sent to you by the AFL-CIO Group to indicate your opposition to the AFL-CIO Proposals.


     If you have any questions about giving your revocation of consent or require assistance, please call:

                            Georgeson & Company Inc.
                                Wall Street Plaza
                             88 Pine Street 30th Fl.
                               New York, NY 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                    All Others Call Toll-Free: (800) 223-2064
                               FAX: (212) 440-9009

                            CONSENT REVOCATION CARD

                            OREGON STEEL MILLS, INC.


     THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OREGON STEEL MILLS, INC. IN OPPOSITION TO THE SOLICITATION BY THE AFL-CIO GROUP (OPERATING UNDER THE NAME "THE COMMITTEE TO RESTORE SHAREHOLDER VALUE").

     The undersigned, a holder of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Oregon Steel Mills, Inc. (the "Company"), acting with respect to all of the shares of Common Stock held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

     THE BOARD OF DIRECTORS OF OREGON STEEL MILLS, INC. UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT." PLEASE SIGN, DATE AND MAIL THIS CONSENT REVOCATION CARD TODAY.

     IMPORTANT: IN ORDER TO BE SURE THAT YOU ARE REVOKING A PRIOR CONSENT, YOU MUST EITHER MARK THE "REVOKE CONSENT" BOX OR SIGN THIS CONSENT REVOCATION CARD WITHOUT MARKING ANY BOXES.


                    (Continued and to be signed on reverse)

                    TRIANGLE FOLD AND DETACH HERE TRIANGLE

                            OREGON STEEL MILLS, INC.

AFL-CIO PROPOSAL 1: Urge the Board to take the necessary steps to declassify the Board for the purpose of director elections.

___ REVOKE CONSENT                  ___ DO NOT REVOKE CONSENT

AFL-CIO PROPOSAL 2: Urge the Board to add a provision to the Company's Bylaws to require prior stockholder approval for adoption of (i) any shareholder rights plan or "poison pill" and (ii) any amendment to or repeal of any such provision.

___ REVOKE CONSENT                  ___ DO NOT REVOKE CONSENT

AFL-CIO PROPOSAL 3: Urge the Board to amend the Company's Bylaws to require (i) all proxies, ballots and voting tabulations that identify how a stockholder has voted to be kept confidential and (ii) stockholder approval of any amendment to or repeal of any such provision.

___ REVOKE CONSENT                  ___ DO NOT REVOKE CONSENT

     IF NO DIRECTION IS MADE, THIS REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.


     Please sign your name below exactly as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:   ____________, 1999


_________________________________
Name:
Title:


_________________________________
Name (if held jointly):
Title:

         PLEASE SIGN, DATE AND RETURN THIS CONSENT REVOCATION PROMPTLY.


                    TRIANGLE FOLD AND DETACH HERE TRIANGLE

                            OREGON STEEL MILLS, INC.